Exhibit 10.4(c)

MYLAN LABORATORIES INC.
2003 LONG-TERM INCENTIVE PLAN
NOTICE OF RESTRICTED SHARE AWARD

Notice is hereby given that, by action of the Compensation Committee of the Board of Directors of Mylan Laboratories Inc. (the “Company”), ________________________ (the “Participant”) has been granted, effective as of the ___ day of ___________, 20__, a restricted share award (the “Award”) of common stock (the “Shares”) of the Company pursuant to the Company’s 2003 Long-Term Incentive Plan (the “Plan”). The Award is subject to the terms and conditions set forth below and in the Plan, which is a part of this Notice of Restricted Share Award (this “Notice”).

1. Number of Shares: ________________

2. Restrictions: During the Restriction Period (as defined below), the Participant shall not: (i) offer, sell, contract to sell, pledge, assign, grant any option to purchase, make any short sale or otherwise dispose of any of the Shares, or (ii) engage directly or indirectly in any transaction the likely result of which would involve a transaction prohibited by clause (i), except as otherwise described herein or in the Plan. The stock certificate representing the Shares and registered in the name of the Participant will be held in custody by the Company or its designee.

“Restriction Period” shall mean the period ending on the earliest to occur of the following: (i) ______________; (ii) a Change of Control (as defined in ____________ __________________________________); or (iii) the Participant’s death or Permanent Disability (as defined in the Plan).

3. Forfeiture: In the event of the termination of Participant’s employment by the Company for Cause (as defined below) or by the Participant without Good Reason (as defined below), all Shares shall automatically be forfeited to the Company and this Notice shall be of no further force and effect. In the event of the termination of Participant’s employment by the Company without Cause or by the Participant with Good Reason, a certificate representing the Retained Shares (as calculated below) shall be delivered to the Participant and all other Shares shall automatically be forfeited to the Company and this Notice shall be of no further force or effect. As used herein, the number of “Retained Shares” shall be calculated as follows:

X	x Y

[# of days in restriction period]

where “X” equals the number of days between the date hereof and the effective date of the Participant’s termination and “Y” equals the number of Shares set forth in Item 1 above.

As used herein, “Cause” is defined as: (i) willful and substantial misconduct with respect to the Company’s business or affairs, or gross neglect of duties, subject in each case to a

30-day cure period following written notice by the Company of its belief that acts or events constituting Cause exist; or (ii) conviction of a felony.

As used herein, “Good Reason” is defined as: (i) a reduction of the Participant’s compensation or responsibilities, unless all other similarly situated senior executives of the Company are required to accept a similar reduction; or (ii) a relocation of Participant’s principal place of work to a location more than 30 miles from _______________________.

4. Governing Law: The terms and conditions of this Notice shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     This Notice is executed on behalf of the Compensation Committee, effective as of the date first set forth above.

Laurence S. DeLynn
Chairman of the Compensation Committee

     The undersigned Participant hereby acknowledges receipt of this Notice and agrees to and accepts the terms and conditions set forth herein.

Participant: